news release

GODADDY REPORTS SECOND QUARTER 2020 EARNINGS RESULTS
GoDaddy surpasses 20 million customers, sees record customer growth
12% constant currency bookings growth in Q2
Announces settlement of TRA

SCOTTSDALE, Ariz., August 5, 2020 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that empowers everyday entrepreneurs, today reported financial results for the second quarter ended June 30, 2020.
“Q2 was a very strong quarter for GoDaddy," said GoDaddy CEO Aman Bhutani. "In addition to delivering great financial results, we found innovative ways to improve our products and allocate resources to drive long-term value for customers and shareholders."
"We are extremely pleased to be able to settle our TRA obligation for a one-time payment of $850 million, versus what would have been $1.8 billion over the next 10+ years," said GoDaddy CFO Ray Winborne. "This settlement is an efficient and highly accretive use of capital, and a good opportunity to reduce uncertainty around our future cash flows.”
Consolidated Second Quarter Financial Highlights

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change

	(in millions)
GAAP Results
Revenue	$806.4	$737.2	9.4%	$1,598.4	$1,447.2	10.4%
Net cash provided by operating activities	$168.1	$161.3	4.2%	$401.4	$361.0	11.2%
Net income (loss)	$(673.2)	$(12.7)	NM	$(630.0)	$0.5	NM
Non-GAAP Results
Unlevered free cash flow	$185.9	$167.8	10.8%	$420.4	$366.6	14.7%
Operating Metric
Total bookings	$936.3	$846.1	10.7%	$1,887.4	$1,716.6	9.9%

•Total revenue of $806.4 million, up 9.4% year over year, or 10.2% on a constant currency basis.
•Total bookings of $936.3 million, up 10.7% year over year, or 12.1% on a constant currency basis.
•Net cash provided by operating activities of $168.1 million, up 4.2% year over year.
•Unlevered free cash flow of $185.9 million, up 10.8% year over year.
•Domains revenue of $369.6 million, up 10.5% year over year.
•Hosting and presence revenue of $292.2 million, up 4.4% year over year.
•Business applications revenue of $144.6 million, up 17.6% year over year.
•International revenue of $266.1 million, up 7.4% year over year, or 9.9% on a constant currency basis.
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Operating Highlights
•GoDaddy has now surpassed 20 million paying customers, having added more than 400,000 net new customers during Q2.
•Investment in marketing expected to continue at increased rate as thresholds for return on spend remain attractive and unit economics improved quarter over quarter.
•Websites + Marketing, GoDaddy's website building platform, sees solid user and revenue growth, as well as a strong funnel of new freemium users.
•GoDaddy added its Sellbrite commerce offering to the freemium lineup, as well as more accessible pricing for paid subscriptions.
•The commerce tier of GoDaddy's Websites + Marketing product accelerated with net adds growing 60% quarter-over-quarter and 90% year-over-year.
•As the global champion of WordPress, GoDaddy sees strong adoption of its Go Theme in the top 8 of nearly 8,000 available themes in the WordPress ecosystem.
•GoDaddy's acquisition of Uniregistry is showing significant progress in integration with shorter sales cycles and early revenue synergies.
•Over, GoDaddy's content creation acquisition, sees acceleration in both monthly average users and subscribers since completion.
•In August, GoDaddy completed the previously announced acquisition of the registry business of Neustar Inc. for $215.9 million in cash, subject to final adjustments.
•GoDaddy announces settlement of its entire Tax Receivable Agreements (TRAs) obligation for a one-time aggregate $850 million payment. At current tax rates, the settlement is expected to eliminate an estimated $1 billion in tax-related payments through 2028, and more thereafter.

Balance Sheet
At June 30, 2020, total cash and cash equivalents were $772.7 million, total debt was $2,419.8 million and net debt was $1,647.1 million.
Tax Receivable Agreement Settlement
GoDaddy today announces that key parties to GoDaddy’s TRAs have agreed to settle the TRAs obligation in its entirety for a one-time, $850 million payment. This agreement is expected to eliminate approximately $1 billion in cash tax-related payments through 2028 under the current tax regime. The transaction will be funded by a combination of cash on hand and new debt.
Business Outlook
For the third quarter ending September 30, 2020, GoDaddy expects total revenue of approximately $835 million, or approximately 10% year over year growth. Revenue growth by category is expected to approximate double-digit growth in domains, mid-single-digit growth in Hosting and Presence, and high-teens growth in Business Applications.
For the full year, GoDaddy expects revenue growth of approximately 10% versus 2019.
For the full year, unlevered free cash flow is expected in the range of $815 to $825 million as go-to-market savings from the restructuring we implemented in the second quarter are reinvested to drive long-term growth. 2020 includes 27 pay periods versus 26 in a normal year, resulting in an incremental cash outflow of approximately $18 million in the fourth quarter.
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Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). We do not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and release of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss second quarter 2020 results at 5:00 p.m. Eastern Time on August 5, 2020. To hear the call, please pre-register online at http://www.directeventreg.com/registration/event/4183668 for dial-in and passcode information. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans and marketing strategy; any statements regarding integration of recent or planned acquisitions, any statements regarding our future financial results; statements concerning GoDaddy’s ability to integrate its recent acquisitions and proposed acquisitions and achieve desired synergies and vertical integration, potential tax and cash flow implications of the settlement and related leverage considerations of our TRAs, the expected impact of our second quarter restructuring, as well as the impact of the COVID-19 pandemic on our business, customers, employees and third-party partners; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future
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acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; developments in the economy, financial markets and credit markets, including as a result of COVID-19; and execution of share repurchases.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including those described in "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and "Management's Discussion and Analysis of Financial Condition" in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and after purchases of property and equipment. Such liquidity can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
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Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discount and unamortized debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy is empowering everyday entrepreneurs around the world by providing all of the help and tools to succeed online. With 20 million customers worldwide, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.
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GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Domains	$369.6	$334.4	$725.5	$654.0
Hosting and presence	292.2	279.8	589.4	548.7
Business applications	144.6	123.0	283.5	244.5
Total revenue	806.4	737.2	1,598.4	1,447.2
Costs and operating expenses(1)
Cost of revenue (excluding depreciation and amortization)	289.4	254.6	566.5	491.0
Technology and development	135.9	127.2	270.4	251.2
Marketing and advertising	104.4	90.3	197.5	180.6
Customer care	83.8	87.6	169.0	177.9
General and administrative	82.2	104.8	167.7	197.8
Restructuring charges	39.4	—	39.4	—
Depreciation and amortization	48.4	53.8	100.6	111.0
Total costs and operating expenses	783.5	718.3	1,511.1	1,409.5
Operating income	22.9	18.9	87.3	37.7
Interest expense	(19.4)	(23.1)	(40.6)	(47.5)
Tax receivable agreements liability adjustment	(674.7)	—	(674.7)	8.7
Loss on debt extinguishment	—	(14.5)	—	(14.5)
Other income (expense), net	(1.1)	5.2	(2.5)	11.4
Loss before income taxes	(672.3)	(13.5)	(630.5)	(4.2)
Benefit (provision) for income taxes	(0.9)	0.8	0.5	4.7
Net income (loss)	(673.2)	(12.7)	(630.0)	0.5
Less: net income (loss) attributable to non-controlling interests	—	(0.1)	0.3	0.2
Net income (loss) attributable to GoDaddy Inc.	$(673.2)	$(12.6)	$(630.3)	$0.3
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$(4.06)	$(0.07)	$(3.72)	$—
Diluted	$(4.06)	$(0.07)	$(3.72)	$—
Weighted-average shares of Class A common stock outstanding:
Basic	165,845	176,007	169,479	173,517
Diluted	165,845	176,007	169,479	183,874
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.2	$0.2	$0.3	$0.2
Technology and development	22.0	20.3	43.1	40.3
Marketing and advertising	5.4	4.1	10.0	8.4
Customer care	3.3	2.6	5.9	5.2
General and administrative	17.7	14.4	34.7	34.4
Total equity-based compensation expense	$48.6	$41.6	$94.0	$88.5

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GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$772.7	$1,062.8
Short-term investments	—	23.6
Accounts and other receivables	33.4	30.2
Registry deposits	27.7	27.2
Prepaid domain name registry fees	401.7	382.6
Prepaid expenses and other current assets	69.0	48.9
Total current assets	1,304.5	1,575.3
Property and equipment, net	248.8	258.6
Operating lease assets	154.4	196.6
Prepaid domain name registry fees, net of current portion	181.5	179.3
Goodwill	3,044.3	2,976.5
Intangible assets, net	1,136.7	1,097.7
Other assets	21.9	17.2
Total assets	$6,092.1	$6,301.2
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$76.0	$72.3
Accrued expenses and other current liabilities	369.2	366.0
Deferred revenue	1,659.0	1,544.4
Long-term debt	18.1	18.4
Payable pursuant to tax receivable agreements	850.0	—
Total current liabilities	2,972.3	2,001.1
Deferred revenue, net of current portion	697.5	654.4
Long-term debt, net of current portion	2,368.0	2,376.8
Operating lease liabilities, net of current portion	181.4	192.9
Payable pursuant to tax receivable agreements, net of current portion	—	175.3
Other long-term liabilities	38.0	17.7
Deferred tax liabilities	89.4	100.9
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	1,164.5	1,003.5
Accumulated deficit	(1,326.1)	(153.5)
Accumulated other comprehensive loss	(99.9)	(78.2)
Total stockholders' equity attributable to GoDaddy Inc.	(261.3)	772.0
Non-controlling interests	6.8	10.1
Total stockholders' equity	(254.5)	782.1
Total liabilities and stockholders' equity	$6,092.1	$6,301.2

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GoDaddy Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Six Months Ended June 30,
	2020	2019
Operating activities
Net income (loss)	$(630.0)	$0.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	100.6	111.0
Equity-based compensation expense	94.0	88.5
Non-cash restructuring charges	29.0	—
Loss on debt extinguishment	—	14.5
Tax receivable agreements liability adjustment	674.7	(8.7)
Other	18.4	11.4
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	0.3	4.0
Prepaid domain name registry fees	(17.5)	(25.7)
Deferred revenue	155.1	157.2
Other operating assets and liabilities	(23.2)	8.3
Net cash provided by operating activities	401.4	361.0
Investing activities
Purchases of short-term investments	—	(40.6)
Maturities of short-term investments	23.7	36.3
Business acquisitions, net of cash acquired	(189.9)	(37.0)
Purchases of property and equipment	(30.7)	(45.9)
Other investing activities	0.3	(1.3)
Net cash used in investing activities	(196.6)	(88.5)
Financing activities
Proceeds received from:
Issuance of senior notes	—	600.0
Stock option exercises	44.5	37.0
Issuance of Class A common stock under ESPP	17.5	16.6
Payments made for:
Repurchases of Class A common stock	(541.7)	—
Repayment of term loans	(12.5)	(612.5)
Contingent consideration for business acquisitions	(0.2)	(33.5)
Other financing obligations	(1.6)	(13.0)
Net cash used in financing activities	(494.0)	(5.4)
Effect of exchange rate changes on cash and cash equivalents	(0.9)	(0.7)
Net increase (decrease) in cash and cash equivalents	(290.1)	266.4
Cash and cash equivalents, beginning of period	1,062.8	932.4
Cash and cash equivalents, end of period	$772.7	$1,198.8

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile each non-GAAP financial measure and other operating metric to its most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(in millions)
Total bookings:
Total revenue	$806.4	$737.2	$1,598.4	$1,447.2
Change in deferred revenue	59.4	52.0	155.7	157.3
Net refunds	69.7	56.9	133.0	112.1
Other	0.8	—	0.3	—
Total bookings	$936.3	$846.1	$1,887.4	$1,716.6

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$168.1	$161.3	$401.4	$361.0
Cash paid for interest on long-term debt	25.0	18.4	36.2	39.8
Cash paid for acquisition-related costs	9.6	4.6	13.1	11.7
Capital expenditures	(17.2)	(16.5)	(30.7)	(45.9)
Cash paid for restructuring charges	0.4	—	0.4	—
Unlevered free cash flow	$185.9	$167.8	$420.4	$366.6

The following table provides a reconciliation of net debt:

June 30, 2020

(in millions)
Net Debt:
Current portion of long-term debt	$18.1
Long-term debt	2,368.0
Unamortized original issue discount on long-term debt	12.0
Unamortized debt issuance costs	21.7
Total debt	2,419.8
Less: cash and cash equivalents	(772.7)
Net debt	$1,647.1

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Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	June 30,
	2020	2019

	(in thousands)
Shares Outstanding:
Class A common stock	166,751	176,727
Class B common stock	1,120	1,566
Total common stock outstanding	167,871	178,293
Effect of dilutive securities(1)	—	—
	167,871	178,293
_______________________________
(1) Calculated using the treasury stock method, which excludes the impact of antidilutive securities.

CONTACTS:

Investors
Mark Grant
602.817.7200
investors@godaddy.com

Media
Dan Race
480.505.8877
pr@godaddy.com

Source: GoDaddy Inc

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